EXHIBIT 10.4

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT (“this First Amendment”) is dated as of April 23, 2019 (“Effective Date”), by and between ARE-MARYLAND NO. 24, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Boulevard, Suite 299, Pasadena, California  91101 (“Landlord”), and REGENXBIO INC., a Delaware corporation, having an address at Suite 210, 9600 Blackwell Road, Rockville, Maryland  20850 (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of November 1, 2018, as amended (collectively, the “Lease”), wherein Landlord leased to Tenant certain premises containing approximately 132,487 rentable square feet (“Original Premises”) located at Suite 100, Building F, 9800 Medical Center Drive, Rockville, Maryland  20850, as more particularly described in the Lease.

B.Landlord and Tenant desire to amend the Lease, among other things, to (i) expand the Original Premises by approximately 5,975 rentable square feet on the first floor of the Building as identified as the “REGENXBIO EXPANSION” on the page of Exhibit A attached hereto labeled “1ST FLOOR BOMA PLAN” (“Expansion Premises”), (ii) adjust certain definitions contained in the Basic Lease Provisions to reflect the addition of the Expansion Premises, (iii) modify the amount of the TI Allowance based on certain re-measurements and the addition of the Expansion Premises, and (iv) eliminate the On Site Food Service Area, all on the terms and conditions set forth in this First Amendment.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.Definitions; Recitals.  Terms used in this First Amendment but not otherwise defined shall have the meanings set forth in the Lease.  The Recitals form an integral part of this First Amendment and are hereby incorporated by reference.

2.Expansion of Premises.  Effective as of the Effective Date, (i) the Original Premises shall be expanded to include the Expansion Premises, (ii) Exhibit A to this First Amendment, which depicts the Expansion Premises, the balance of the Premises, and Landlord’s management office on the first (1st) floor of the Building (identified as “ARE” on the page of Exhibit A attached hereto labeled “1ST FLOOR BOMA PLAN”), hereby replaces Exhibit A to the Lease, and (iii) the following amendments are hereby made to the definitions contained in the Basic Lease Provisions:

2.1The section of the Basic Lease Provisions of the Lease entitled, “Premises”, is hereby amended by (i) deleting the first (1st) paragraph thereof in its entirety and replacing it with the following:

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That portion of the Project, containing approximately 139,281 rentable square feet, as determined by Landlord, as shown as the hatched area on Exhibit A.  The Premises consist of the following, all of which are depicted on Exhibit A:  (i) approximately 12,712 rentable square feet located on the first floor of the Building (“1st Floor Premises”), (ii) approximately 40,198 rentable square feet located on the third floor of the Building (“3rd Floor Premises”), (iii) approximately 40,198 rentable square feet located on the 4th floor of the Building (“4th Floor Premises”), (iv) approximately 40,198 rentable square feet located on the 5th floor of the Building (“5th Floor Premises”), and (v) approximately 5,975 rentable square feet located on the first floor of the Building (“Expansion Premises”).  The 1st Floor Premises, the 3rd Floor Premises, the 5th Floor Premises, and the Expansion Premises are collectively referred to as the “Initial Premises,” and the Initial Premises and 4th Floor Premises are collectively referred to as the “Premises.”

and by (ii) replacing the word “2%” wherever it appears in the second (2nd) paragraph thereof, with the word “1.5%”.

2.2The section of the Basic Lease Provisions of the Lease entitled, “Base Rent”, shall be deleted in its entirety and replaced with the following:

Base Rent:	Initially, $435,253.13 per month (i.e., $37.50 per rentable square foot per annum) for the Premises, subject to adjustment upon confirmation of the rentable area of the Premises as provided above.

2.3The section of the Basic Lease Provisions of the Lease entitled, “Rentable Area of Premises”, shall be deleted in its entirety and replaced with the following:

Rentable Area of Premises:  139,281 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Premises as provided above.

2.4The section of the Basic Lease Provisions of the Lease entitled, “Rentable Area of Project”, shall be deleted in its entirety and replaced with the following:

Rentable Area of Project: 459,269 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Building as provided above.  As of the Commencement Date, set forth below is the rentable area of the buildings located in the Project (excluding Building E, the Parking Garage):

Building A:	43,380 rentable square feet
Building B:	58,326 rentable square feet
Building C:	124,351 rentable square feet
Building D:	56,379 rentable square feet
Building F:	176,833 rentable square feet
Total:	459,269 rentable square feet

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Landlord covenants and agrees that Landlord shall not re-measure the rentable area of the Project during the Term except to reflect actual changes in the physical size of the Project, and then only in accordance with the measurement standards that have been used historically to measure such rentable area of the Project.  Tenant’s Project Share and Building’s Share of Project shall be promptly re-adjusted based on any changes in the Rentable Area of Project after the Commencement Date.

2.5The section of the Basic Lease Provisions of the Lease entitled, “Tenant’s Share”, shall be deleted in its entirety and replaced with the following:

Tenant’s Share:  78.76%, subject to adjustment upon confirmation of the rentable areas of the Building and the Premises as provided above.

2.6The section of the Basic Lease Provisions of the Lease entitled, “Tenant’s Project Share”, shall be deleted in its entirety and replaced with the following:

Tenant’s Project Share: 30.33%, subject to adjustment upon confirmation of the rentable areas of the Building and the Premises as provided above.

2.7The section of the Basic Lease Provisions of the Lease entitled, “Rentable Area of Building”, shall be deleted in its entirety and replaced with the following:

Rentable Area of Building: 176,833 rentable square feet, subject to adjustment upon confirmation of the rentable area of the Building as provided above.

2.8The section of the Basic Lease Provisions of the Lease entitled, “Building’s Share of Project”, shall be deleted in its entirety and replaced with the following:

Building’s Share of Project: 38.50%, subject to adjustment upon confirmation of the rentable area of the Building as provided above.

3.Adjustment to TI Allowance.  Exhibit C-2 of the Lease is hereby amended by deleting Section 5(b) thereof in its entirety and replacing it with the following:

(b)TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $110 per rentable square foot of the Premises, or $15,320,910 in the aggregate (based on the Premises containing 139,281 rentable square feet and subject to adjustment upon remeasurement of the Premises as provided in the Lease).  The TI Allowance shall be disbursed in accordance with this Work Letter.  Tenant shall have no right to any portion of the TI Allowance that is not requested before the last day of the month that is 24 months after the Lease Commencement Date.

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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4.Elimination of On Site Food Service.  Landlord and Tenant have agreed to eliminate the need for the On Site Food Service and the On Site Food Service Area.  Accordingly, effective as of the Effective Date, the following changes are hereby made to the Lease for the purpose of deleting references to the On Site Food Service and the On Site Food Service Area:

4.1Section 2(f) of the Lease is hereby deleted in its entirety and replaced with the following:  “Intentionally Deleted.”

4.2The second paragraph of Section 5 of the Lease is hereby amended by deleting the language beginning on line 14 (i.e., “Rent, the cost to repair. . . .”) to the end of that paragraph and replacing it with the following:

Rent, and the cost to repair or replace exterior glass, caulking, or brick, the cost of any tuck pointing, excluding only:

4.3Section 39(a) of the Lease is hereby amended by deleting the penultimate sentence and replacing it with the following sentence:

In no event shall the Available Space include any space on the first floor for Landlord’s management office.

4.4Section 40(a) of the Lease is hereby amended by deleting the third sentence and replacing it with the following sentence:

In no event shall the Expansion Space include any space on the first floor for Landlord’s management office.

4.5Section 41 of the Lease is hereby amended by deleting the second sentence and replacing it with the following sentence:

The provisions of this Section shall not apply, however, to any space on the first floor for Landlord’s management office.

5.Miscellaneous.

5.1Entire Agreement.  The Lease, as amended by this First Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  The Lease, as so amended by this First Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

5.2Binding Effect.  This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

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5.3Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this First Amendment and that no Broker brought about this transaction, other than Tenant’s broker, Cresa Global Inc. d/b/a Cresa (“Cresa”).  Cresa shall be paid by Landlord pursuant to a separate agreement between Landlord and Cresa.  Landlord and Tenant each hereby agree to indemnify, defend, and hold the other harmless from and against any claims by any Broker, other than Cresa, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

5.4Counterparts.  This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

5.5Ratification; Conflicts.  Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Regardless of whether specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

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Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the day and year first above written.

TENANT:

REGENXBIO INC.,
a Delaware corporation

By:	/s/ Kenneth Mills	(SEAL)
Name:	Kenneth Mills
Title:	President & CEO

LANDLORD:

ARE-MARYLAND NO. 24, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Jackie Clem	(SEAL)
Name:	Jackie Clem
Title:	Senior Vice President
RE Legal Affairs

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EXHIBIT A

DESCRIPTION OF PREMISES

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EXHIBIT A

DESCRIPTION OF PREMISES—continued

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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EXHIBIT A

DESCRIPTION OF PREMISES—continued

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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EXHIBIT A

DESCRIPTION OF PREMISES—continued

Copyright © 2012.  Alexandria Real Estate Equities, Inc.  ALL RIGHTS RESERVED.  Confidential and Proprietary.  Do Not Copy or Distribute.  Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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